EXHIBIT 32

                               WRITTEN STATEMENT
                                  PURSUANT TO
                             18 U.S.C. SECTION 1350

The undersigned, Andy Teng, the Chief Executive Officer and Acting Chief Financial Officer, of Northgate Innovations, Inc. (the "Company"), pursuant to 18 U.S.C.ss.1350, hereby certifies that:

(i) the report on Form 10-Q/A of the Company for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 1, 2003

                /s/ Andy Teng
                -------------------------
                Andy Teng

Chief Executive Officer and Acting Chief Financial Officer

The foregoing certification accompanied the Form 10-Q/A filing pursuant to 18 U.S.C. ss. 1350. It is being reproduced herein for information only. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.